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                                                                   EXHIBIT 23(G)

                        CONSENT OF LEHMAN BROTHERS INC.

     We consent to the reference to our firm in the Registration Statement on Form S-4 of Shawmut National Corporation under the headings
"SUMMARY -- Northeast's Reasons for the Merger; Recommendation of The Board of Directors of Northeast; -- Opinion of Northeast's Financial Advisor;" "THE MERGER -- Northeast's Reasons for the Merger; -- Opinion of Northeast's Financial Advisor;" and to the filing of our opinion, dated the date of the Proxy Statement/Prospectus, as an annex to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                          LEHMAN BROTHERS INC.

                                          By:       /s/  KEVIN GENIRS

                                            ------------------------------------
                                              Kevin Genirs
                                              Vice President and
                                              Associate General Counsel

New York, New York
February 7, 1995